EXHIBIT 99.1

i2 Reports Third Quarter 2004 Results

DALLAS – October 27, 2004 – i2 Technologies, Inc. (OTC: ITWO), a leading provider of closed-loop supply chain management solutions, today announced results for its third quarter, which ended September 30, 2004.

Total revenue for the third quarter was $111 million, as compared to $111 million in the previous quarter and $117 million in the third quarter of 2003.

License revenue in the third quarter was $17 million, up from $12 million of license revenue in the second quarter of 2004 and $14 million of license revenue in the third quarter of 2003.

Development services revenue was $8 million in the third quarter, as compared to $9 million in the prior quarter and $5 million in the third quarter of 2003.

Contract revenue recognized in the quarter was $29 million, down from $32 million in the prior quarter and $31 million in the third quarter of 2003. Contract revenue reflects amounts deferred as a result of the Company’s July 2003 restatement and is not typically associated with current business and cash collections.

Companies selecting i2 during the third quarter included General Motors and Kia Motors America in automotive, South Africa’s AngloGold and China’s BAO Steel in metals, Avnet in high tech, Italian aerospace and defense company Galileo Avionica, and Mexico’s brand leader in casual footwear, Distribuidora Flexi, in consumer goods and retail.

“We continue to make progress toward our goals of achieving operating profitability and long-term growth,” said Sanjiv Sidhu, i2 CEO. “In the third quarter, we strengthened many key fundamentals of our business including revenue growth from operations, strengthening our next generation supply chain products and adding new customers.”

Total costs and operating expenses for the third quarter of 2004 were $90 million, which included approximately $3 million of legal expenses related to the class action and derivative litigation settlement and the ongoing governmental investigations as well as $2 million of costs associated with the contract revenue recognized. In addition, there was a reduction to the Company’s restructuring accrual of approximately $700,000. This compares to $93 million in the previous quarter, which included approximately $4 million of restructuring costs, $2 million of operating expense related to employees no longer with the company and $1 million of legal expenses related to the settlement of the class action and derivative litigation and the SEC enforcement proceedings. During the second quarter of 2004, the Company also had $1 million of costs associated with the contract revenue recognized and reduced expense of $3 million in cost of license due to the reversal of some accruals for potential customer claims that were taken in earlier periods and were no longer needed. Total costs and operating expenses in the third quarter of 2003 were $103 million, which included approximately $4 million of costs associated with the contract revenue recognized.

Operating income for the third quarter of 2004 totaled $21 million, as compared to operating income of $18 million in the prior quarter and operating income of $14 million in the third quarter of 2003.

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i2 Reports Third Quarter 2004 Results

Net income applicable to common stockholders for the third quarter totaled $17 million, or $0.04 earnings per diluted share. This compares to a net income applicable to common stockholders of $12 million, or $0.02 per diluted share, in the second quarter of 2004 and net income applicable to common stockholders of $7 million, or $0.02 earnings per diluted share, for the third quarter of 2003.

Cash and investments decreased by $64 million in the third quarter. i2 finished the quarter with $281 million in total cash and investments. During the quarter the Company used approximately $37 million of cash for the repurchase of $40 million in aggregate principal amount of the Company’s outstanding convertible debt.

Earnings Conference Call Information

i2 management will host a live conference call and Webcast with investors today, October 27, 2004 at 5:00 p.m. Eastern Time to discuss the third quarter financial results. Investors and other interested parties may access the call via web cast through the Company’s web site at www.i2.com/investor. A telephone replay of the event will also be available for approximately 24 hours following the call. To access the replay, dial 800-475-6701 and enter pass code 750153. In addition to the financial tables attached to this release, investors and other interested parties can access a schedule of supplemental financial information on the investor relations section of the Company’s website at www.i2.com/investor.

About i2

A leading provider of closed-loop supply chain management solutions, i2 designs and delivers software that helps customers optimize and synchronize activities involved in successfully managing supply and demand. i2’s global customer base consists of some of the world’s market leaders - including seven of the Fortune global top 10. Founded in 1988 with a commitment to customer success, i2 remains focused on delivering value by implementing solutions designed to provide a rapid return on investment. Learn more at www.i2.com.

i2 is a registered trademark of i2 Technologies US, Inc. and i2 Technologies, Inc.

i2 Cautionary Language

This press release contains forward-looking statements that involve risks and uncertainties including forward-looking statements regarding the company’s goals of operating profitability and long-term growth. These forward-looking statements involve risks and uncertainties that may cause actual results to differ from those projected. For a discussion of factors which could impact i2’s financial results and cause actual results to differ materially from those in forward-looking statements, please refer to i2’s recent filings with the SEC, particularly the Annual Report on Form 10-K/A filed on March 17, 2004 and the Quarterly Report on Form 10-Q filed on August 9, 2004. i2 assumes no obligation to update the forward-looking information contained in this news release.

For Media Inquiries Contact:	For Investor and Analyst Inquiries Contact:

Melanie Ofenloch	Barry Sievert
i2 Corporate Communications	Shelton Investor Relations for i2
469-357-3027	972-239-5119, ext. 134
melanie_ofenloch@i2.com	bsievert@sheltongroup.com

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i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

	September 30, 2004	December 31, 2003
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$245,992	$288,822
Restricted cash	8,831	15,532
Short-term investments, at fair value	14,645	5,000
Accounts receivable, net	39,458	36,746
Deferred contract costs	3,785	6,995
Other current assets	20,091	27,529

Total current assets	332,802	380,624

Long-term investments, at fair value	11,953	—
Premises and equipment, net	20,568	28,483
Intangible assets, net	2,772	4,647
Goodwill	16,620	16,620

Total assets	$384,715	$430,374

LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable	$15,662	$20,853
Accrued liabilities	51,123	109,499
Accrued compensation and related expenses	27,408	27,380
Deferred tax liabilities	2	9
Deferred revenue	153,612	212,753

Total current liabilities	247,807	370,494

Non-current deferred tax liabilities	—	18
Long-term debt	316,800	356,800

Total liabilities	564,607	727,312

Commitments and contingencies

Stockholders’ equity deficit:
Preferred Stock, $0.001 par value, 5,000 shares authorized, none issued and outstanding	—	—
Series A junior participating preferred stock, $0.001 par value, 2,000 shares authorized, none issued and outstanding	—	—
Series B 2.5% convertible preferred stock, $1,000 par value, 150,000 shares authorized, 100,000 issued and outstanding	95,481	—
Common stock, $0.00025 par value, 2,000,000 shares authorized, 458,189 and 434,133 shares issued and outstanding	114	109
Additional paid-in capital	10,400,053	10,376,937
Accumulated other comprehensive income (loss)	(402)	217
Accumulated deficit	(10,675,138)	(10,674,201)

Net stockholders’ deficit	(179,892)	(296,938)

Total liabilities and stockholders’ deficit	$384,715	$430,374

I2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(In thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2004	2003	2004	2003
Revenues:
Software licenses	$17,441	$14,199	$41,856	$50,619
Development services	7,510	5,185	23,319	20,045
Contract	29,130	30,999	67,070	112,546
Services	26,781	28,920	76,318	99,328
Reimbursable expenses	2,458	2,900	8,206	10,670
Maintenance	27,742	35,116	88,544	104,054

Total revenues	111,062	117,319	305,313	397,262

Costs and expenses:
Cost of revenues:
Software licenses	3,816	(693)	7,189	2,160
Development services	3,353	5,697	14,004	17,627
Contract	2,079	4,078	3,210	11,011
Amortization of acquired technology	90	145	369	435
Reimbursable expenses	2,458	2,900	8,206	10,670
Services and maintenance	25,915	31,982	82,413	103,424
Sales and marketing	19,326	20,915	60,838	68,042
Research and development	16,612	20,318	55,418	62,676
General and administrative	17,253	12,708	55,467	50,703
Amortization of intangibles	—	39	39	501
Restructuring charges and adjustments	(670)	5,202	3,575	5,578

Total costs and expenses	90,232	103,291	290,728	332,827

Operating income	20,830	14,028	14,585	64,435
Other income (expense), net	(1,788)	(4,126)	(11,257)	(10,651)

Income before income taxes	19,042	9,902	3,328	53,784
Income tax expense	1,176	2,765	3,281	4,301

Net income	$17,866	$7,137	$47	$49,483

Preferred stock dividend and accretion of discount	742	—	989	—

Net income (loss) applicable to common shareholders	$17,124	$7,137	$(942)	$49,483

Income (loss) per common share:
Basic	$0.04	$0.02	$(0.00)	$0.11

Diluted	$0.04	$0.02	$(0.00)	$0.11

Weighted-average common shares outstanding:
Basic	459,148	433,428	446,054	433,062
Diluted	461,104	436,417	446,054	451,739
Comprehensive income (loss):
Net income (loss) applicable to common shareholders	$17,124	$7,137	$(942)	$49,483

Other comprehensive income (loss):
Unrealized gain (loss) on available-for-sale securities arising during the period	281	(22)	(109)	(7)
Foreign currency translation adjustments	139	720	(510)	1,529
Tax effect of other comprehensive (income) loss
Total other comprehensive income (loss)	420	698	(619)	1,522

Total comprehensive income (loss)	$17,544	$7,835	$(1,561)	$51,005

i2 TECHNOLOGIES, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2004	2003
Cash flows from operating activities:
Net income	$47	$49,483
Adjustments to reconcile net income to net cash used in operating activities:
Write-off of in-process research and development		—
Depreciation and amortization	10,053	19,545
Write-down of equipment	—	557
Impairment of intangible assets
Recovery from bad debts charged to costs and expenses	(1,443)	(3,999)
Deferred compensation	991	1,069
Litigation settlements
Net (gain) loss realized on investments
Loss on assets disposed in restructuring
Deferred income taxes		(2,193)
Tax benefit from stock option exercises
Loss on disposal of assets	330
Gain on extinguishment of debt	(2,223)	(3,435)
Net loss realized on investments		1
Changes in operating assets and liabilities:
Restricted cash	6,701	517
Accounts receivable, net	(1,255)	13,400
Deferred contract costs	3,210	6,402
Other assets	7,392	12,222
Accounts payable	(5,180)	(2,678)
Accrued liabilities	(59,212)	(44,706)
Accrued compensation and related expenses	57	(12,302)
Deferred revenue	(58,944)	(95,109)
Income taxes payable

Net cash (used in) operating activities	(99,476)	(61,226)

Cash flows from investing activities:
Net cash acquired (paid) in acquisitions
Short-term loan to RightWorks prior to acquisition
Contingent consideration paid related to a 2001 acquisition	—	(712)
Purchases of premises and equipment	(1,642)	(915)
Proceeds from sale of premises and equipment
Purchases of short-term investments
Maturities of short-term investments
Purchases of long-term investments
Proceeds from sale of assets	620	—
Purchase of short-term investments	(30,000)
Proceeds from sales of short-term investments	35,000	5,000
Proceeds from sales of long-term investments	—	33,000
Purchases of long-term investments	(26,708)
Maturities of long-term debt securities
Proceeds from settlement of hedges
Investments designated as restricted cash
Return of capital received on equity investment

Net cash provided by (used in) investing activities	(22,730)	36,373

Cash flows from financing activities:
Payment of note acquired in acquisition of TSC
Repayment of principal on debt
Payment of note issued in acquisition of TSC		(57,495)
Repurchase of convertible subordinate notes	(37,400)
Proceeds from sale of series B preferred stock, net of issuance costs	95,325
Proceeds from sale of common stock, net of issuance costs	19,733
Net proceeds from option exercises and stock issued under employee stock purchase plans	2,399	8

Net cash provided by (used in) financing activities	80,057	(57,487)

Effect of exchange rates on cash	(681)	619
Net change in cash and cash equivalents	(42,830)	(81,721)

Cash and cash equivalents at beginning of period	288,822	402,177

Cash and cash equivalents at end of period	$245,992	$320,456